UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

Bank of the Ozarks, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	333-27641	71-0556208
(State of incorporation or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On January 24, 2013, Bank of the Ozarks, Inc. (the “Company”) entered into a definitive agreement and plan of merger (the “Agreement”) with The First National Bank of Shelby (“First National Bank”), in Shelby, North Carolina, whereby the Company will acquire all of the outstanding common stock of the First National Bank in a transaction valued at approximately $67.8 million, including $64.0 million of merger consideration for the outstanding common stock of the First National Bank and approximately $3.8 million representing the value of real property which is being simultaneously purchased from parties related to First National Bank and on which certain First National Bank offices are located.

Under the terms of the Agreement, each outstanding share of common stock of First National Bank will be converted, at the election of each First National Bank shareholder, into the right to receive shares of the Company’s common stock, plus cash in lieu of any fractional share, or the right to receive cash, all subject to certain conditions and potential adjustments, provided that at least 51%, or approximately $32.6 million, of the merger consideration paid to First National Bank shareholders will consist of shares of the Company’s common stock. The number of Company shares to be issued will be determined based on First National Bank shareholder elections and the Company’s 10-day average closing stock price as of the fifth business day prior to the closing date, ranging between $27.00 per share and $44.20 per share. Upon the closing of the transaction, First National Bank will merge into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of the shareholders of First National Bank. The transaction is expected to close during the second or third quarter of 2013.

Item 7.01 - Regulation FD Disclosure.

Reference is made to the information set forth in response to Item 1.01, which information is incorporated herein by reference. A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Current Report.

ADDITIONAL INFORMATION

The Company intends to file a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving the Company and the First National Bank. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission (the “SEC”) on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at the Company’s website at http://www.bankozarks.com, Investor Relations, or by contacting Susan Blair, by telephone at (501) 978-2217.

The Company, First National Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of First National Bank in connection with the merger transaction. Information regarding directors and executive officers of the Company and First National Bank and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of the Company and First National Bank described above and other relevant materials to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this item, such financial statements will be filed as an amendment to this Current Report no later than April 8, 2013.
(d)	Exhibits.

Exhibit
No.	Description of Exhibit

2.1

Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks and The First National Bank of Shelby, dated as of January 24, 2013 – to be filed by amendment to this Current Report on Form 8-K.

99.1	Press Release dated January 24, 2013 whereby Bank of the Ozarks, Inc. Announces Agreement to Acquire The First National Bank of Shelby in Shelby, North Carolina.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date:	January 24, 2013	/s/ Greg McKinney
Greg McKinney
Chief Financial Officer
and Chief Accounting Officer
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EXHIBIT
INDEX

Exhibit
No.	Description of Exhibit

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks and The First National Bank of Shelby, dated as of January 24, 2013 – to be filed by amendment to this Current Report on Form 8-K.

99.1	Press Release dated January 24, 2013 whereby Bank of the Ozarks, Inc. Announces Agreement to Acquire The First National Bank of Shelby in Shelby, North Carolina.

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